EXHIBIT 32.1

Certification of Chief Executive Officer pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

In connection with the Annual Report of Canadian Natural Resources Limited (the “Company”) on Form 40-F/A for the fiscal year ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve W. Laut, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED this 26th day of July, 2017.

/s/ Steve W. Laut
Steve W. Laut
President (Principal Executive Officer),
Canadian Natural Resources Limited